Exhibit 10.105

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

English Translation

Supplementary Agreement to Investment Agreement

This Supplementary Agreement to Investment Agreement (hereinafter referred to as “the Supplementary Agreement”) is entered into in Beijing, the People’s Republic of China on the day of December 24, 2013 (hereinafter referred to as “Signature Date”) by the following parties:

(1)	Koram Games Limited, a company duly incorporated and validly existing under the laws of Hong Kong, with its registration No. as 1415564 and registered address located at Suite 1203, 12th Floor, Ruttonjee House, 11 Duddell Street, Central, Hong Kong (“Seller”);

(2)	HEROIC VISION HOLDINGS LIMITED, a company duly incorporated and validly existing under the laws of British Virgin Islands, with its registration No. as 1795916 and registered address located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Buyer”);

(3)	Beijing Kunlun Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of PRC, with its registration No. as 110108010907077 and registered address located at 605E, Tower B, No. 118 Zhichun Road, Haidian District, Beijing (“Kunlun Beijing”) and the legal representative is Zhou Yahui;

(4)	Guangzhou Kunlun Online Information Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of PRC, with its registration No. as 440106000147934 and registered address located at Third Floor, No. 44-46 Jianzhong Road, Tianhe District, Guangzhou, Guangdong Province ( “Kunlun Guangzhou”) and the legal representative is Zhou Yahui;

(5)	Kunlun Korea Co., LTD., a company duly incorporated and validly existing under the laws of Korea, with its registration No. as 2148870398 and registered address located at 10F823Bldg, 823-16 Yeoksam-Dong, Gang-nam Gu (“Kunlun Korea”).

For the purpose of this Agreement, the Parties abovementioned are called collectively as the “Parties” and respectively as a “Party”. Seller, Kunlun Beijing, Kunlun Guangzhou and Kunlun Korea are called collectively as “Warrantors” and respectively as a “Warrantor”.

Whereas, the Parties executed the Investment Agreement (hereinafter referred to as “Original Agreement”) concerning the issues on investment target company on November 19, 2013, Now, the Parties intend to make amendments to the Original Agreement and have agreed to make the following Supplementary Agreement upon consensus through negotiation:

1.	Unless otherwise defined herein, the terms and expressions used in this Supplementary Agreement shall have the meanings set forth in Original Agreement.

2.	Delete Article 1.1.3 set forth in Part 1 of Annex 4 and Article 1.1.1, Domain Name of Part 4 of the Original Agreement and modify the content aforesaid into the content set forth in Annex 1 of this Supplementary Agreement.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

3.	Add Article 5.10.4 into Article 5.10 of the Original Agreement:

Within twenty (20) Business Days of the Payment Date of the remaining consideration, the domain name in the target asset (please refer to Annex 2) held by Kunlun Beijing and Kunlun Korea respectively but not transferred into Hong Kong Company or WFOE before the Payment Date of consideration, shall be registered in the name of Hong Kong Company or WFOE. In addition, the Parties guarantee individually and jointly that the target business shall still be in normal operation before the domain name in the target asset was transferred into Hong Kong Company or WFOE and the user of target business shall be provided with normal business services without interruption and steadily; moreover, while transferring the domain name, the normal operation of target business shall not be affected by such kind of act and shall remain normal as before.

4.	Delete the content of Employee set forth in Article 1.2 of Part 1 and Article 1.2 of Part 2 of Annex 4 provided in Original Agreement and replace them respectively with the content of Employee set forth in Article 1.2 of Part 1 and Article 1.2 of Part 2 of Annex 3 of the Supplementary Agreement respectively.

5.	Delete Article 1.1, Asset of Part 3 of Annex 4 set forth in Original Agreement.

6.	Delete the definition part of “Restricted Employee” set forth in Annex 1 of the Original Agreement and replace it with the following articles:

“Restricted Employee”	Refers to the target business employee as well as the following personnel:

* (ID number: *)

* (ID number: *)

* (ID number: *)

* (ID number: *)“

7.	Delete the definition part of “Target Business Employee” set forth in Annex 1 of the Original Agreement and replace it with the following clauses:

“Target Business Employee”	Refers to the employee set forth in Article 1.2 of Part 1 and Part 2 of Annex 4.”

8.	In terms of pre-condition of the payment of the remaining consideration provided in Article 3.3.1 and 3.3.15 of Original Agreement, the Parties agree that the labor contract with * (Chinese ID number: *), who is subordinate to the Base Research and Development Department of Kunlun Guangzhou, and the Confidentiality Agreement as well as Non-compete Agreement shall be executed as soon as possible after the payment of the remaining consideration. Such executions shall not be deemed as a pre-condition. While the Original Agreement and any terms and conditions relating to the modification of this Article, including but not limited to Article 3.3.1 and Article 3.3.15 of Original Agreement shall be deemed to be modified and adjusted with this Article accordingly.

9.	Unless otherwise modified or supplemented herein, the Original Agreement shall remain in full force and effect.

The symbol ‘ * ’ in this exhibit indicates places where information has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

10.	The Supplementary Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any disputes, controversies or claims arising out of or relating to this Supplementary Agreement or the interpretation, violation, termination or validity of this Supplementary Agreement shall be resolved on the basis of Article 12.4 set forth in Original Agreement.

11.	The Supplementary Agreement shall become effective as of the signing date by the duly authorized representatives of the Parties (the Parties hereto established in China shall affix their official seals).The Supplementary Agreement and Original Agreement shall constitute one and the same instrument upon the effective date of this Supplementary Agreement, in case of any conflict arising between this Supplementary Agreement and Original Agreement, the former shall prevail.

12.	The Supplementary Agreement is made in Chinese and may be executed in one copy or any number of counterparts, each of which shall be deemed as an original and all of which shall constitute one and the same instrument.

[No Text Below]

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the SEC.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written by duly authorized representatives of each party and the Parties hereto duly established in China shall affix their official seals.

Koram Games Limited.

Signature:	/s/ Zhou Yahui

Name:	Zhou Yahui

HEROIC VISION HOLDINGS LIMITED

Signature:	/s/ Wang Tao

Name:	Wang Tao

Beijing Kunlun Technology Co., Ltd. (seal)

Signature:	/s/ Zhou Yahui

Name:	Zhou Yahui

Guangzhou Kunlun Online Information Technology Co., Ltd. (seal)

Signature:	/s/ Zhou Yahui

Name:	Zhou Yahui

Kunlun Korea Co., LTD

Signature:	/s/ Zhou Yahui

Name:	Zhou Yahui